EXHIBIT 10.12

                           CREDIT AGREEMENT

     This Credit Agreement, dated as of March 19, 1996 ("Agreement"), by and between Amax Gold Inc., a Delaware corporation (the
"Borrower"), and Cyprus Amax Minerals Company, a Delaware corporation (the "Lender");


                              WITNESSETH:

     WHEREAS, on the date of this Agreement the Lender indirectly owns shares of the Borrower's common stock, par value $0.01 per share
("Common Stock") constituting approximately 51.2% of the Borrower's outstanding Common Stock;

     WHEREAS, the Borrower needs financial support from the Lender to finance increases in actual and projected capital expenditures necessary to construct and develop the Fort Knox mine and to provide working capital, and the Lender is willing to provide to the Borrower up to $250,000,000 of financing for such needs and for general corporate purposes, on the terms of this Agreement;

     WHEREAS, each party has determined, after consulting with an independent investment banking firm, that it is in the best interest of such party that such financing from the Lender be provided on the terms and conditions set forth in this Agreement;

     WHEREAS, the Borrower and the Lender each have had the transactions contemplated by this Agreement approved by its Board of Directors (and the Borrower having had such transactions approved separately by the Special Committee of the Borrower's Board of Directors, which consists solely of those Directors who are unaffiliated with the Lender);

     NOW THEREFORE, the parties hereby agree to the following terms and conditions:


                               ARTICLE I

                     AMOUNTS AND TERMS OF THE LOAN

     SECTION 1.01 Amount of Credit. Subject to the terms and conditions hereof, the Lender agrees to make one or more loans (individually a "Loan" and collectively the "Loans") to the Borrower from time to time during the period that commences on the date hereof and ends on the earlier of (i) December 31, 2001 or (ii) the date on which the Lender notifies Borrower that Loans will no longer be made available hereunder (the expiration date determined by (i) or (ii) is herein called the "Expiration Date"), in an aggregate principal amount up to but not exceeding at any one time outstanding the sum of $250,000,000 (the "Maximum Loan Amount"). During such period the Borrower may borrow, pay and prepay in whole or in any part, all in accordance with the terms and conditions hereof. Each borrowing and cash prepayment of principal, if any, shall be in an amount equal to an integral multiple of $1,000,000.

     SECTION 1.02 Making the Loans. The Borrower shall give the Lender notice of each borrowing hereunder not later than 11:00 a.m. Denver, Colorado, time at least two (2) Business Days prior to the date a Loan is requested to be made, specifying the inception date, the amount thereof and the initial Interest Period for such Loan.

The Lender shall have no obligation to make any Loans hereunder. The Lender shall advise the Borrower prior to the end of the Business Day prior to the date upon which a Loan is requested to be made whether the Lender has agreed to make the Loan. If the Lender agrees to make a Loan hereunder, the Lender will arrange the Loan and confirm the details in writing to the Borrower. On the inception date of the borrowing, the Lender will make the proceeds of the Loan available to the Borrower in immediately available funds at the Borrower's account with Chemical Bank, New York (or any successor thereto), or as the Borrower may otherwise direct in such notice.

     Without regard to the applicable Interest Period of any Loan, the Loans hereunder shall be payable upon demand by Lender specifying the amount of Loans to be repaid and the date of payment.

     The Loans to the Borrower shall be evidenced by a grid Note of the Borrower substantially in the form of Exhibit A hereto (the "Note"). The Note will evidence the obligation of the Borrower to pay the aggregate unpaid principal amount of all Loans made by the Lender upon demand by the Lender pursuant to Section 1.01 of this Agreement, together with all accrued interest on such Loans. Entries made on the grid schedules of the Note by the Lender reflecting borrowings, payments and interest rate calculations under this Agreement shall constitute, absent proven error, prima facie evidence of the transactions represented by such entries. The Note shall (i) be dated the date of the initial Loan hereunder, (ii) be payable in accordance with its terms and the terms of this Agreement and (iii) evidence the obligation of the Borrower to pay interest on each Loan made hereunder from the date of such Loan on the unpaid principal amount thereof outstanding from time to time, calculated in accordance with the provisions of Section 1.03 and the outstanding principal amount of such Loan in accordance with Section 1.06 or Section 1.07 of this Agreement pursuant to the repayment notice given by the Borrower under the applicable section of this Agreement. Except for the payment referenced in Section 1.07 hereof, the Borrower shall make each payment (including any cash prepayment) hereunder and under the Note, not later than the close of business of the day when due by wire transfer, in lawful money of the United States of America to the Lender, at its address referred to in Section 7.02 or as otherwise directed by the Lender, in immediately available funds.

     SECTION 1.03 Payment of Interest. Each Loan made by the Lender pursuant to this Agreement shall bear interest on the principal balance thereof from time to time unpaid at an annual rate equal to the LIBOR Rate (as defined herein) for the interest period selected by the Borrower at its option for a period of one, three or six months, or such other periods as are agreed between the Borrower and the Lender (each, an "Interest Period"), and as set forth in the notice of borrowing referred to in Section 1.02 hereof or the notice of Interest Period selection referred to in Section 1.05 hereof, as the case may be, plus 2.25% per annum, except as otherwise provided in this Section. Interest on each Loan shall be due and payable in full on the earlier of (i) last day of the Interest Period applicable to such Loan and (ii) the date upon which the Lender demands that the Loan be repaid, and, in the case of any Interest Period in excess of three months, at the end of each calendar quarter occurring during the term thereof. The term "LIBOR Rate" shall have the meaning ascribed to it in the Revolving Credit Agreement, dated as of April 15, 1994, between the Lender and the Borrower, whether or not such Agreement shall have been terminated at the time of such interest calculation. If the Borrower fails to make any payment to the Lender of the principal of or interest on any Loan when such payment becomes due, such Loan shall accrue interest at a rate that is 1.0% per annum higher than the rate otherwise payable with respect to such Loan and such higher rate shall continue until such default in payment by the Borrower is cured. All computations of interest under the Note shall be made by the Lender on the basis of a year of 360 days, consisting of twelve 30-day months, for the actual number of days (including the first day but excluding the last day) elapsed.

     SECTION 1.04 Prepayments in Cash. On any interest payment date, or as otherwise agreed by the Lender, the Borrower may make cash prepayments of principal of one or more Loans (which Loans shall be designated by the Borrower) in an amount equal to an integral multiple of $1,000,000, and shall be made without premium or penalty, but together with interest accrued, if any, on the amount of each prepaid Loan (at the interest rate

applicable to such Loan) to the date of prepayment and shall be applied to the Loans as requested by the Lender. The Borrower shall give Lender at least ten (10) Business Days notice of any such prepayment; provided, that, if the Lender shall require additional time to obtain the approvals that are necessary to elect to accept such payment in Common Stock pursuant to Section 1.07, the Lender may extend such payment date for a reasonable period of time. All such cash payments shall be made by wire transfer in immediately available funds to an account designated by the Lender.

     SECTION 1.05 Interest Period Selection. The Borrower shall have the option to select a new Interest Period for each Loan, which period shall take effect at the end of the then current Interest Period with respect to such Loan. The Borrower shall give the Lender notice of such Interest Period selection pursuant to this Section 1.05 not later than 11:00 a.m. Denver, Colorado, time at least two (2) Business Days prior to the last day of the applicable Interest Period, specifying the new Interest Period for such Loan. If the Borrower does not deliver such notice of Interest Period selection to the Lender as set forth herein, the Interest Period for such Loan shall be the same number of months as the immediately preceding Interest Period for such Loan. The selection of a subsequent Interest Period shall not be deemed to constitute a new Loan for purposes of this Agreement.

     SECTION 1.06 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a date which is a Saturday, Sunday or a public holiday or the equivalent for Lender or for banks generally under the laws of the State of Colorado (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest due.

     SECTION 1.07 Payment in Common Stock. At the Lender's election, which may be exercised by its giving written notice to the Borrower at least two (2) Business Days prior to the date (i) upon which the Lender has demanded payment of the Note, (ii) upon which any interest payment is due, or (iii) on which any repayment or prepayment of the
Note is to be made in accordance with Section 1.04 (unless such date is extended for a reasonable period of time by the Lender at the Lender's election), the Lender may require the Borrower to issue to the Lender Common Stock in lieu of a payment of amounts outstanding under the Note; provided, that such issuance shall be subject to (a) the acceptance by the New York Stock Exchange (the "NYSE") of a listing application for the issuance of shares of Common Stock of the Borrower therefor and (b) shareholder approval by the shareholders of the Borrower as to such issuance. The number of shares of Common Stock that shall be issued shall be equal to (I) the dollar amount of payment demanded or due on such date divided by (II) the Average Market Price (as defined below). The "Average Market Price" shall equal the average of the closing prices of the Common Stock on the NYSE over the five (5) NYSE trading days ending on the Business Day prior to the date that such demand is made, provided, that such Average Market Price shall be subject to adjustment for extraordinary dividends or distributions, stock splits, stock dividends and similar capital events occurring during such five (5) NYSE trading-day period.

     SECTION 1.08 Regulatory Approvals. As a condition precedent to issuing any Common Stock to the Lender pursuant to Section 1.07 hereof, the Borrower shall have obtained all authorizations and approvals of, and all other actions required to be taken by, any applicable governmental authority or regulatory body or stock exchange and shall have given all notices to, and made all filings with, any such governmental authority or regulatory body or stock exchange, that may be required in connection with such issuance of such Common Stock.

     SECTION 1.09 Failure to Obtain Regulatory Approvals. In the event the Borrower is unable to obtain all authorizations and approvals required for the issuance of any Common Stock pursuant to Section 1.08 hereof, such failure shall not constitute a default. If the Common Stock was to be issued to pay an interest or principal payment due under the Note, such payment shall be made by the Borrower in immediately available funds on the date such payment is due in accordance with Section 1.03 or 1.04 of this Agreement, as the case may be, and the Note.

                              ARTICLE II

                         CONDITIONS OF LENDING

     SECTION 2.01 Conditions Precedent to Making the Initial Loan. The obligation of the Lender to make the initial Loan is subject to the following conditions precedent:

          (a) The Lender shall have received on or before the day the initial Loan is made all of the following, in form and substance reasonably satisfactory to the Lender:

                   (i)   The Note duly executed by the Borrower;

                  (ii) Copies of the borrowing resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement and the Note as well as the Borrower's performance of all of the covenants, obligations and other undertakings of the Borrower contemplated by this Agreement and the Note and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Note, certified by the Secretary or an Assistant Secretary of the Borrower;

                 (iii)   A certificate of the Secretary or an
          Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note and any other documents to be delivered hereunder;

                  (iv)   A favorable opinion of counsel of the
          Borrower, as to matters referred to in Section 3.01 of this Agreement; and

                   (v)   A Notice of Borrowing under Section 1.02.

          (b) On the date of such Loan the following statements shall be true:

                   (i) The representations and warranties of the Borrower contained in Section 3.01 are true and correct in all material respects and shall be deemed to have been made on and as of the date of such Loan (or of a subsequent Loan for the purposes of Section 2.02);

                   (ii) No event has occurred and is continuing, or would result from such Loan (or from a subsequent Loan for the purposes of Section 2.02), which constitutes an Event of Default (as defined in Article V) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

     SECTION 2.02 Conditions Precedent to Subsequent Loans. The obligation of the Lender to make each subsequent Loan is subject to the conditions precedent that on the date of any such subsequent Loan the statements made in Section 2.01(b)(i) and (ii) shall be true.

                              ARTICLE III

                    REPRESENTATIONS AND WARRANTIES

     SECTION 3.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Note.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the Note have been, or in the case of the issuance of Common Stock will be on or prior to the date of issuance, duly authorized by all necessary corporate action (including authorization of the Board of Directors of the Borrower to issue the Common Stock required to be issued pursuant to Articles of this Agreement) and do not (and, in the case of the Common Stock, such Common Stock will not at the time the same is to be issued):

                   (i) violate any provision of the Certificate of Incorporation, as amended, or By-Laws of the Borrower or any law, order, writ, judgment, decree, determination or award, in each case as presently in effect and having applicability to the Borrower; or

                  (ii) result in a breach of or constitute a default under any material indenture, bank loan agreement, credit agreement, bullion loan or other material agreement to which the Borrower is a party or by which any of its properties or the properties of any of its Subsidiaries, are presently bound. As used in this Agreement, the term "Subsidiary" shall mean, as to the Borrower, any corporation of which at least a majority of the outstanding shares of stock, having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned or controlled by the Borrower or one of more of its Subsidiaries.

          (c) No authorization or approval of, or other action by, and no notice to or filing with, any governmental authority or regulatory body, other than the Securities and Exchange Commission ("SEC"), is required for the due execution, delivery and performance by the Borrower of this Agreement (except for such notices, any necessary shareholder approvals, registrations, stock exchange listings or filings as may be required in connection with issuing the Common Stock) or the Note.

          (d) This Agreement is, and the Note when executed and delivered will be, legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles).

          (e) The Common Stock, when issued in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable.


                              ARTICLE IV

                       COVENANTS OF THE BORROWER

     SECTION 4.01 Payment of Principal, Premium and Interest. The
Borrower duly and punctually will pay or cause to be paid the principal of and interest on the Loans evidenced by the Note according to the terms thereof.

     SECTION 4.02 Reports, etc. The Borrower will furnish to the Lender the following reports, information and documents:

              (i) within 15 days after the Borrower is required to file the same with the SEC, copies of the annual reports on Form 10-K, proxy statements, quarterly reports on Form 10-Q, and of such reports, notices, documents and other information (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Borrower may be required to file with the SEC pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934, as amended, or with the principal securities exchange (or successor thereto) in the United States on which securities of the Borrower are listed and, upon distribution thereof, a copy of each report, proxy statement, notice, document or other information sent by the Borrower to all of its stockholders; and

             (ii) promptly upon demand, such other information respecting the financial condition, operations and properties of the Borrower and its consolidated Subsidiaries as the Lender reasonably may request; provided that the Lender shall maintain the confidentiality thereof in the same manner as the Lender maintains the confidentiality of its own information of like nature.

     SECTION 4.03 Inspection. So long as this Agreement is in effect or the Note is outstanding, the Borrower will permit the Lender or any of its authorized representatives, at the Lender's expense, to inspect at all reasonable times all properties, books and records of the Borrower or any of its consolidated Subsidiaries reasonably related to the overall financial and business condition of the Borrower and its consolidated Subsidiaries or to the observance and performance by the Borrower of its obligations hereunder and under the Note, and to discuss the business and affairs of the Borrower and its consolidated Subsidiaries with its officers and independent accountants (and by this provision the Borrower authorizes said accountants to discuss with the Lender or such authorized representatives, the finances and affairs of the Borrower and its consolidated Subsidiaries), all as often as reasonably may be requested, subject to appropriate obligations of confidentiality.

     SECTION 4.04 Compliance With Laws. The Borrower shall comply, in all material respects, with all applicable laws, rules, regulations and orders, except where the failure would not have a material adverse effect on the Borrower's ability to perform under this Agreement and the Note.

     SECTION 4.05 Listing Approval. The Borrower promptly shall use all reasonable efforts to obtain the acceptance of the NYSE of a listing application for the Common Stock to be issued pursuant to the terms of this Agreement and, if so required as a condition to such listing, to obtain the approval of a majority of its shareholders for the issuance for such Common Stock.

     SECTION 4.06 Security for Obligations. As security for the full and punctual payment when due of all obligations arising under this Agreement (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code,
11 U.S.C. Sections 502(b) and 506(b), and any other similar provisions arising under applicable law), the Borrower hereby grants to the Lender

a security interest in all of the Borrower's right, title and interest, whether now existing or hereafter arising or acquired, in the Collateral (as defined in the Collateral Agreements referred to in the Loan Agreement pursuant to which the Borrower is financing the construction of the Fort Knox Mine) in the form and manner contemplated by the Collateral Agreements. The Borrower agrees to execute such documents and to make such filings as shall be necessary and desirable in the opinion of the Lender to perfect and protect the security interest granted hereby over the Collateral as soon as practicable after the date hereof.


                               ARTICLE V

                           EVENTS OF DEFAULT

     SECTION 5.01 Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

          (a) The Borrower shall (i) fail to pay the principal of or any interest on the Note when due, or (ii) fail to perform or observe any other term, covenant or condition contained in this Agreement or in the Note on its part to be performed or observed and any such failure shall remain unremedied for five (5) Business Days in the case of clause (i) and thirty (30) days in the case of clause (ii) after the same is discovered by any Senior Officer of the Borrower; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in any certificate or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made and such incorrect representation or warranty shall not have been corrected within ten (10) days after the same is discovered by any Senior Officer of the Borrower; or

          (c) The Borrower shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or seeking to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, or composition of it or its debts under the law of any jurisdiction relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, with respect to any involuntary proceeding instituted against the Borrower, such proceeding shall not be dismissed within sixty (60) days;

then, and in any such event, the Lender, by notice to the Borrower, may take either or both of the following actions: (i) terminate this Agreement; or (ii) declare the principal balance outstanding under the Note and all interest accrued and unpaid thereon, and all other sums due hereunder, to be due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default specified in subparagraph (c) above,
(x) the Borrower's ability to borrow hereunder automatically shall be terminated and (y) the Note, all such principal and interest and all such other sums due hereunder automatically shall become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                              ARTICLE VI

                   PROVISIONS REGARDING COMMON STOCK

     SECTION 6.01 Reservation of Shares of Common Stock. The Borrower agrees that it will, at all times prior to the Expiration Date, undertake all such further acts and assurances as may be reasonably required to reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock pursuant to Section 1.07, shares of Common Stock deliverable pursuant to Section 1.07. Before taking any action that would cause an issuance of shares of Common Stock below the then par value (if any) of the shares of Common Stock issuable pursuant to Section 1.07, the Borrower shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Borrower may validly and legally issue fully paid and non-assessable shares of Common Stock.

     SECTION 6.02 Transfer Taxes, Etc. The Borrower shall pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock issuable pursuant to Section 1.07; provided, however, that the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Lender and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Borrower the amount of any such tax or has established, to the satisfaction of the Borrower, that such tax has been paid.

     SECTION 6.03 Consolidation or Merger or Sale of Assets. Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger, sale or transfer to which the Borrower is a party and pursuant to which there is a change in the Common Stock of the Borrower, then lawful provision, in a manner and on terms reasonably satisfactory to counsel for the Lender, shall be made by the corporation formed by such consolidation or the corporation whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Common Stock immediately prior to the merger or consolidation, or the corporation which shall have acquired such assets or securities of the Borrower (collectively the "Formed, Surviving or Acquiring Corporation"), as the case may be, providing that the Lender shall have the right thereafter to receive shares of common stock of such Formed, Surviving or Acquiring Entity pursuant to
Section 1.07. The above provisions of this Section 6.06 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

     SECTION 6.04 Transfer Restrictions.

          (a)  Legends on Common Stock.

                   (i) Until the third anniversary of the date of original issuance of the shares of Common Stock, certificates representing the shares of Common Stock issued pursuant to Section 1.07 and not otherwise registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") shall bear a legend substantially to the following effect:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
               HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SIMILAR STATE SECURITIES LAWS AND THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT
               PURSUANT TO AN EFFECTIVE REGISTRATION

               STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT AND LAWS."

               The shares of Common Stock issued pursuant to
          Section 1.07 and not otherwise registered pursuant to an effective registration statement under the Securities Act shall be subject to the restrictions on transfer set forth in the legends referred to above until the third anniversary of the date of original issuance of such shares of Common Stock; provided, however, and notwithstanding the foregoing, such shares of Common Stock may be resold under and pursuant to the terms and conditions of Regulation S of the Securities Act, prior to the end of the third anniversary date of the issuance of such shares.

                  (ii) The certificates evidencing shares of Common Stock issued to the Lender pursuant to Section 1.07 and not otherwise registered pursuant to an effective registration statement under the Securities Act shall bear, until such time as the Borrower and the transfer agent for the Common Stock shall have received evidence satisfactory to each of them that the transfer of such shares of Common Stock has been effected in accordance with the limitations on transfer set forth in paragraph (a)(i) above, the following additional legend:

                    "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL
               DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH
               CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE
               TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (b) Transfer Agent Requirements. The transfer agent and registrar for the Common Stock shall not be required to accept for registration of transfer any Common Stock bearing the legend contained in paragraph (a)(ii) above, except upon presentation of satisfactory evidence that the restrictions on transfer of the Common Stock referred to in the legend in paragraph (a)(i) have been complied with, all in accordance with such reasonable regulations and procedures as the Borrower may from time to time agree with the transfer agent and registrar for the Common Stock.


                              ARTICLE VII

                             MISCELLANEOUS

     SECTION 7.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower, in the case of an amendment, or by the party to be charged, in the case of a waiver or a consent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 7.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and delivered to an officer of the other party or mailed or transmitted by facsimile; if to the Lender to its address at 9100 East Mineral Circle, Englewood, Colorado 80112-3299, Attention: Chief Financial Officer (Fax No. 303-643-5269); if to the Borrower, to its address at 9100 East Mineral Circle, Englewood, Colorado 80112-3299, Attention: Chief Financial Officer (Fax No. 303-643-5505) or, as to each party, to such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when

delivered to an officer of the other party, be effective upon such delivery and, when mailed or transmitted by facsimile, be effective when deposited in the mails or when transmitted respectively, addressed as aforesaid; except that notices by the Borrower to the Lender or by the Lender to the Borrower pursuant to the provisions of
Section 1.05 shall not be effective until received by the Lender or the Borrower, as the case may be, but such notices may be given by telephone and confirmed in writing or by facsimile on the same day and shall be effective upon such telephonic notice.

     SECTION 7.03 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 7.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right, to assign its rights hereunder or any interest herein except to a successor by merger, consolidation or sale of all or substantially all of the Borrower's assets, in each case if permitted under Section 4.07 above, without the prior written consent of the Lender, and (ii) the Lender shall not assign any of its rights or obligations hereunder or under the Note, except to a successor by merger, consolidation or sale of substantially all of the Lender's assets without the prior written consent of the Borrower.

     SECTION 7.05 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower to finance increases in actual and projected capital expenditures necessary to construct and develop the Fort Knox mine and to provide working capital, and for general corporate purposes.

     SECTION 7.06 Demand Registration Rights.

              (i) At any time after the issuance of Common Stock pursuant to Section 1.07, the Lender may make one or more written requests to the Borrower (a "Demand") for registration under and in accordance with the provisions of the Securities Act of all or part (but not less than 1,000,000 shares per Demand) of the shares of Common Stock issued to the Lender pursuant to Section
     1.07 of this Agreement ("Registrable Shares"). Each such request shall specify the aggregate number of Registrable Shares proposed to be registered and the intended method of disposition thereof.

             (ii) Upon receipt of a Demand, the Borrower shall use its best efforts to effect such registration to permit the sale of Registrable Shares in accordance with the intended method of disposition thereof and pursuant thereto, the Borrower shall as expeditiously as possible:

                    (a) execute and deliver all such instruments and documents and do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Lender, advisable to register such Registrable Shares under the provisions of the Securities Act, and to use reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

                    (b)  use its best efforts to qualify the
          Registrable Shares under the applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of

          the Registrable Shares, as requested by the Lender, provided, that in no event shall the Borrower be obligated to qualify to do business or file a general consent to service of process in any jurisdiction;

                    (c) make available to the Lender, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

                    (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Registrable Shares or any part thereof valid and binding and in compliance with applicable law.

            (iii) If any such Demand is made at a time when the Lender directly or indirectly owns less than five percent 5% of the number of shares of Common Stock outstanding, the Borrower may, if its Special Committee of its Board of Directors determines in the good faith exercise of its reasonable judgment that it would be inadvisable to effect a demand registration, defer such demand registration until the earliest practicable time at which such demand registration can be reasonably effected, which period shall not exceed three (3) months.

             (iv) All Registration Expenses incurred in connection with the first registration statement to be filed hereunder shall be paid by the Borrower. All Registration Expenses incurred in connection with each additional registration statement to be filed hereunder shall be paid by the Lender. For purposes of this Agreement, "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this
     Section 7.06, including, without limitation, (i) all SEC and stock exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or "Blue Sky" laws (including fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Shares and determination of the eligibility of the Registrable Shares for investment under the laws of such jurisdiction as the Lender may indicate), (iii) all printing, messenger and delivery expenses,
     (iv) all fees and expenses incurred in connection with the listing of Registrable Shares on any exchange, and (v) the fees and disbursements of counsel for the Borrower and of its independent public accountants, but excluding underwriting discounts and commissions, brokerage fees, transfer taxes, if any, fees and disbursements of counsel, accountants or other experts or advisors to the Lender, and National Association of Securities Dealers Inc. registration and filing fees.

     SECTION 7.07 Fees and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Lender, including reasonable fees and disbursements of special counsel for the Lender, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or alleged default hereunder and (ii) if an Event of Default occurs, or upon the occurrence of an event that with notice or the lapse of time or both would constitute an Event of Default, all reasonable out-of-pocket expenses incurred by the Lender, including reasonable fees and disbursements of counsel, in connection with such actual or potential Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings, actions or negotiations resulting therefrom. The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery to the Lender of this Agreement, or any Note.

     SECTION 7.08 Prior Agreement. This Agreement and the Note issued hereunder shall supersede in their entirety any prior negotiations, discussions, understandings or arrangements between the Lender and the Borrower pertaining to the subject matter of this Agreement.

     SECTION 7.09 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              AMAX GOLD INC.


                              By /s/ Mark A. Lettes
                                ---------------------------------
                                 Title:  Vice President and Chief
                                         Financial Officer
ATTEST:

_____________________________


                              CYPRUS AMAX MINERALS COMPANY


                              By /s/ Francis J. Kane
                                --------------------------------
                                 Title:  Vice President Investor
                                         Relations and Treasurer
ATTEST:

____________________________






                               EXHIBIT A

                              CREDIT NOTE

$250,000,000.00                                   Date: March 19, 1996

     FOR VALUE RECEIVED, Amax Gold Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Cyprus Amax Minerals Company, a Delaware corporation (the "Lender"), upon demand by the Lender at the office of the Lender located at 9100 East Mineral Circle, Englewood, Colorado 80112, or at such other place as the Lender may direct in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Two Hundred Fifty Million Dollars ($250,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article I of the Agreement referred to below in accordance with the respective Schedules applicable to such Loans attached to and made part of this Note; provided, that to the extent that the Borrower repays (including any prepayment) any principal amount of Loans in Common Stock pursuant to and as defined in Section 1.07 of the Agreement prior to the Expiration Date (as defined below), the Maximum Loan Amount shall automatically be reduced by the amount of any Common Stock so issued, based upon the value of such Common Stock at the time of issuance as determined in accordance with Section 1.07 of the Agreement. The Lender shall have the right to demand payment of the Loans at any time. Loans may be made to the Borrower from time to time during the period that commences on the date hereof and ends on the earlier of
(i) December 31, 2001 or (ii) the date on which the Lender notifies Borrower that Loans will no longer be made available hereunder (the expiration date determined by (i) or (ii) is herein called the "Expiration Date").

     The Borrower further promises to pay interest at said office in like money, from the date hereof on the unpaid principal amount hereof outstanding from time to time, at the rates and at the times set forth in Article I of such Agreement. Notwithstanding anything contained herein to the contrary, at the election of the Lender, the principal of and interest on this Note may be paid by the Borrower in Common Stock of the Borrower, in accordance with the provisions of Section
1.07 of the Agreement, subject to satisfaction of the conditions set forth in Section 1.08 of such Agreement.

     This Note is the Note referred to in Section 1.02 of the Credit Agreement between the Borrower and the Lender dated as of March 19, 1996, as the same may hereafter from time to time be amended or supplemented in accordance with the terms thereof ("Agreement"), is entitled to the benefits thereof and subject to the terms and conditions set forth therein (including, without limitation, the Lender's rights to accelerate the due date hereof) and may be paid and prepaid as provided therein.

     Upon the occurrence of any of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be or shall automatically become immediately due and payable as provided therein.

                              Amax Gold Inc.


                              By______________________________________
ATTEST:

_____________________________
Secretary


                    SCHEDULE OF LOANS AND PAYMENTS
                 MADE UNDER NOTE DATED MARCH 19, 1996
                        FROM AMAX GOLD INC.<F1>
                    TO CYPRUS AMAX MINERALS COMPANY


Principal Amount of the Initial Loan:    $__________
Date of the Initial Loan:                 __________
Interest Rate for the Initial Loan:       __________


                         PRINCIPAL BORROWINGS
                       AND PAYMENTS OF THIS NOTE

                          Amount                       Interest            Principal           Unpaid
Date                     Borrowed        Rate            Paid                Paid              Balance
----                     --------        ----          --------            ---------           -------
                                            %          $                   $                   $
                                            %          $                   $                   $
                                            %          $                   $                   $
                                            %          $                   $                   $
                                            %          $                   $                   $
                                            %          $                   $                   $
                                            %          $                   $                   $
                                            %          $                   $                   $
____________________

<F1> All terms used in this Schedule shall have the meanings given them in the Agreement.

                                                   March 19, 1996



Cyprus Amax Minerals Company
9100 E. Mineral Circle
Englewood, Colorado 80112

Dear Sirs:

          Reference is made to (i) the Guaranty (the

"Guaranty"), dated the date hereof, by Cyprus Amax Minerals

Company ("Cyprus Amax") in favor of N M Rothschild & Sons

Limited, in its capacity as the administrative agent for the

Lender Parties referred to in the Guaranty, and (ii) the Credit

Agreement, dated as of the date hereof ("the Credit

Agreement"), by and between Amax Gold Inc. ("AGI") and

Cyprus Amax.  Copies of the Guaranty and Credit Agreement

are attached to this letter.

          In consideration of the execution and delivery by

Cyprus Amax of the Guaranty and the Credit Agreement and in

consideration of the obligation by Cyprus Amax to maintain

the Guaranty until the Fort Knox Economic Completion Date

(as defined in the Loan Agreement, as amended (the "Loan

Agreement")), AGI hereby agrees to pay to Cyprus Amax:

Cyprus Amax Minerals Company                                  -2-


          (i) an upfront fee (the "Upfront Fee") of

     $10,000,000 payable by AGI to Cyprus Amax on any date

     after the date hereof upon Cyprus Amax' giving AGI at

     least two (2) Business Days prior written notice of a

     demand for payment; and

         (ii) a commitment fee (the "Commitment Fee") on

     each date upon which accrued interest is payable under

     Section 3.2.3 of the Loan Agreement, or such later date

     as Cyprus Amax may designate, equal to the product of

     (A) the portion of the Guaranteed Obligations (as

     defined in the Guaranty) constituting principal under

     the Loan Agreement to the extent that  accrued interest

     is due on such principal amount on such interest

     payment date times (B) 1.75% per annum, on the basis

     and at the times that such interest is calculated and

     due pursuant to the Loan Agreement.

          AGI agrees to pay (i) all reasonable out-of-pocket

expenses of Cyprus Amax, including reasonable fees and

disbursements of special counsel for Cyprus Amax, in

connection with the preparation of the Guaranty, any waiver

or consent thereunder or any amendment thereof and (ii) if

Cyprus Amax is required to make any payments under the

Guaranty, all reasonable out-of-pocket expenses of Cyprus

Amax, including reasonable fees and disbursements of

Cyprus Amax Minerals Company                                  -3-


counsel, in connection with any collection, bankruptcy,

insolvency or other enforcement proceedings, actions or

negotiations resulting therefrom.  AGI also agrees to

indemnify Cyprus Amax against any transfer taxes,

documentary taxes, assessments or charges made by any

governmental authority by reason of the execution or

delivery by Cyprus Amax of the Guaranty.  The expenses,

taxes and other amounts set forth in this paragraph are

hereinafter referred to as the "Other Expenses".  The Other

Expenses shall be payable from time to time by AGI to Cyprus

Amax on any date after the date incurred upon Cyprus Amax'

giving AGI at least two (2) Business Days prior written

notice of a demand for payment.

          At the election of Cyprus Amax, which may be

exercised by its giving written notice to AGI at least two

(2) Business Days prior to the date upon which payment of

the Upfront Fee or the Other Expenses is demanded or a

Commitment Fee payment is due and subject to (i) the

acceptance by the New York Stock Exchange (the "NYSE") of a

listing application for the issuance of shares of Common

Stock of AGI therefor and (ii) shareholder approval by the

shareholders of AGI as to such issuance, Cyprus Amax may

request that the Upfront Fee, the Other Expenses, the

Commitment Fee or any part thereof shall be paid in shares

Cyprus Amax Minerals Company                                  -4-


of Common Stock of AGI equal to (a) the dollar amount of the

Upfront Fee, the Other Expenses, the Commitment Fee or any

part thereof demanded or due, as the case may be, on such

date divided by (b) the Average Market Price (as defined

below).  The "Average Market Price" shall equal the average

of the closing prices of the Common Stock of AGI on the NYSE over the five (5) NYSE trading days ending on the Business

Day prior to the date upon which payment in Common Stock of

AGI is requested, provided, that such Average Market Price

shall be subject to adjustment for extraordinary dividends

or distributions, stock splits, stock dividends and similar

capital events occurring during such five (5) NYSE trading-

day period.

          AGI further agrees that, until the occurrence of

the Fort Knox Economic Completion Date, AGI will not make

any borrowing under the Revolving Credit Agreement, dated

April 15, 1994, by and between AGI and Cyprus Amax for

purposes other than making a payment of the Obligations

under the Loan Agreement without the prior written consent

(subject to the DOCLOC Support Agreement, dated

November 3, 1995, between Cyprus Amax on the one hand and

AGI and N M Rothschild & Sons Limited on the other hand, in

respect of the Refugio project) of Cyprus Amax.

Cyprus Amax Minerals Company                                  -5-


          This letter shall be governed by and construed in

accordance with the laws of the State of Colorado.


                                   Very truly yours,

                                   AMAX GOLD INC.

                                   /s/ Mark A. Lettes
                                   -------------------------
                                   Mark A. Lettes
                                   Vice President and Chief
                                   Financial Officer

ACCEPTED AND ACKNOWLEDGED:

CYPRUS AMAX MINERALS COMPANY


/s/ Francis J. Kane
------------------------
Francis J. Kane
Vice President and Treasurer

                         AMAX GOLD INC.
                    9100 East Mineral Circle
                    Englewood, Colorado 80112



                                              March 19, 1996


Cyprus Amax Minerals Company
9100 East Mineral Circle
Englewood, Colorado  80112

Dear Sirs:

          Reference is made to the Guaranty, dated the date hereof (the "Guaranty"), by Cyprus Amax Minerals Company ("Cyprus Amax") in favor of N M Rothschild & Sons Limited ("Rothschild"), in its capacity as the administrative agent for the Lender Parties referred to in the Guaranty, a copy of which Guaranty is attached to this letter as Exhibit A. Reference is also made to the Collateral Sharing, Priority and Agency Agreement, dated as of March 19, 1996 (the "Collateral Agreement"), among Cyprus Amax, Rothschild, LaSalle National Trust, N.A., Amax Gold Inc. ("AGI"), Fairbanks Gold Mining, Inc., Lassen Gold Mining, Inc., Melba Creek Mining, Inc. and Fairbanks Gold Canada Limited, a copy of which Collateral Agreement is attached to this letter as Exhibit B.

          In consideration of the execution and delivery by Cyprus Amax of the Guaranty, AGI is entering into this letter agreement and undertaking the obligations set forth below.

          AGI hereby agrees to reimburse Cyprus Amax for (i) all payments made by Cyprus Amax under the Guaranty, (ii) all reasonable out-of-pocket expenses of Cyprus Amax, including reasonable fees and disbursements of counsel, incurred in connection with the performance of Cyprus Amax's obligations under the Guaranty, and (iii) all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the performance of Cyprus Amax's obligations under the Guaranty. Any such reimbursement obligation that arises shall be in the nature of a demand loan obligation bearing interest as set forth in the immediately succeeding paragraph and payable in cash (or such other consideration as may be agreed by AGI and Cyprus Amax at the time of such payment) by AGI to Cyprus Amax within five (5) Business Days (as defined in the Loan

Agreement referred to in the Guaranty) after receipt by AGI of a written notice of demand from Cyprus Amax.

          Any such demand loan obligation shall bear interest at an annual rate equal to the LIBOR Rate (as defined herein) for an interest period selected by Cyprus Amax at its option for a period of one, three or six months, or such other periods as are agreed between AGI and Cyprus Amax (each, an "Interest Period"), plus 3.25% per annum, except as otherwise provided herein. Interest on each amount shall be due and payable in full on the earlier of
(i) last day of the Interest Period applicable to such amount and (ii) the date upon which Cyprus Amax demands that the amount be repaid, and, in the case of any Interest Period in excess of three months, at the end of each calendar quarter occurring during the term thereof. The term "LIBOR Rate" shall have the meaning ascribed to it in the Revolving Credit Agreement, dated as of April 15, 1994, between Cyprus Amax and AGI, whether or not such Agreement shall have been terminated at the time of such interest calculation. All computations of interest hereunder shall be made by Cyprus Amax on the basis of a year of 360 days, consisting of twelve 30-day months, for the actual number of days (including the first day but excluding the last day) elapsed.

          As security for the full and punctual payment when due of all obligations arising under this letter agreement (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Sections 502(b) and 506(b), and any other similar provisions arising under applicable law), AGI hereby grants to Cyprus Amax a security interest in all of AGI's right, title and interest, whether now existing or hereafter arising or acquired, in the Collateral (as defined in the Collateral Agreement) in the form and manner contemplated by the Collateral Agreement. AGI agrees to execute such documents and to make such filings as shall be necessary and desirable in the opinion of Cyprus Amax to perfect and protect the security interest granted hereby over the Collateral as soon as practicable after the date hereof.

          AGI agrees, if and to the extent requested by Cyprus Amax, to execute such documents and to make such filings as shall be necessary to grant to Cyprus Amax security interests in the Guanaco project and the Refugio project with the highest priority permitted after giving effect to all prior security interests in such projects, and

subject to the receipt of any necessary governmental and other approvals from third parties (including, without limitation, the lenders to such projects).

          AGI agrees to indemnify and hold harmless Cyprus
Amax for any losses, claims, damages or liabilities to which Cyprus Amax may become subject as a result of executing or delivering the Guaranty or performing the obligations contemplated thereby.

          This letter shall be governed by and construed in accordance with the laws of the State of Colorado.

                                   Very truly yours,

                                   AMAX GOLD INC.


                                   /s/ Mark A. Lettes
                                   -------------------------
                                   Mark A. Lettes
                                   Vice President and Chief
                                   Financial Officer
ACCEPTED AND ACKNOWLEDGED:

CYPRUS AMAX MINERALS COMPANY


/s/ Francis J. Kane
-------------------------
Francis J. Kane
Vice President and Treasurer



                             -3-